Exhibit 99.1

Tianli Adds Director of Investor and Public Relations,
Opens New Office in Beijing, China

WUHAN CITY, CHINA—June 21, 2011 - Tianli Agritech, Inc. (NASDAQ: OINK) ("Tianli" or "the Company"), a leading producer of breeder hogs and market hogs based in Wuhan City, China, today announced the appointment of Mr. Lei Wang as the Company’s Vice President and Director of Investor and Public Relations.

Mr. Wang has nearly 20 years experience and extensive practical knowledge of all aspects of investor relations and corporate governance in the United States, the United Kingdom, and China. Mr. Wang has held several senior executive positions related to corporate affairs, investor relations and business development. Before joining the Company, Mr. Wang had served as chief financial officer of Birch Branch, Inc. (OTCBB : BRBH) since 2010.   Mr. Wang also held the M&A manager position at PANSOFT (NASDAQ: PSOF) in 2009. Between 2006 and 2009, he was the finance manager at Sun Moon Star (SGX: CHNM). In 2005, he was an accountant at Oriental Health-Well Medicine, a UK company. Before that, he served as a financial executive at a variety of companies in China for more than 10 years. Mr. Wang received his MBA degree from the University of Northumbria in UK in 2005.

The Company also announced that it will open a new office in Beijing, China on July 2, 2011. The new office will focus on market research in Tier 1 cities as well as improving effective communications with the investment community. The contact information for the Beijing office is as follows:

Tianli Agritech Inc. - BEIJING
17A Tower D, Fuhua Mansion, No. 8
Chaoyangmen North Street, Dongcheng District
Beijing, China
86-10- 6554-7883

Ms. Hanying Li, Chairwoman and CEO of Tianli commented, “We are pleased to welcome Lei Wang to our Company. As we continue to grow, we are committed to improving the quality of our investor communications and Lei’s wealth of knowledge and experience in capital markets will be a tremendous asset to Tianli.”

About Tianli Agritech, Inc.

Tianli Agritech, Inc. is in the business of breeding, raising and selling hogs in the People's Republic of China. The Company is focused on growing healthy hogs for sale for breeding and meat purposes. The Company conducts genetic, breeding and nutrition research to steadily improve its production capabilities. For more information about the Company, please visit http://www.tianli-china.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:
Tianli Agritech, Inc.
Mr. Lei Wang
Vice President, Director of IR and PR
Phone: 86-186-3907-7131, 86-138-1137-2675
Email: wanglei@tianli-china.com
Web: http://www.tianli-china.com

Tianli Agritech, Inc.
Mr. Kuni Qiao
Executive Assistant
Phone: 86-151-0113-7061
Email: executiveassistant01@tianli-china.com
Web: http://www.tianli-china.com
Ms. Zoe Guo
US Representative
Phone: (818)-640-5616
Email: zoe@tianli-usa.com
Web: http://www.tianli-china.com
Investor Relations
John Mattio
SVP
HC International, Inc.
Phone: (212) 730-7130
Email: john.mattio@hcinternational.net
Web: http://www.hcinternational.net